Exhibit 10.41

SIXTH AMENDMENT TO AGREEMENT OF LEASE

FOR PREMISES IN THE FEDERATED INVESTORS TOWER

THIS SIXTH AMENDMENT TO AGREEMENT OF LEASE (“Amendment”) is dated as of the 31st day of December, 2003, by and between LIBERTY CENTER VENTURE, a Pennsylvania general partnership comprised of Grant Liberty Development Group Associates, a Pennsylvania general partnership, and New Liberty Center Partnership, a Pennsylvania limited partnership, having its principal offices at Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio 44113-2267 (collectively called the “Landlord”), and FEDERATED INVESTORS, INC., a Pennsylvania corporation, having its principal offices at Federated Investors Tower, Liberty Center, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222 (the “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into an Agreement of Lease dated as of the 1st day of January, 1993 (the “Original Master Lease”) for certain office space on the eighth (8th), tenth (10th), eleventh (11th), and fifteenth (15th) through the twenty-seventh (27th) floors, inclusive, (“Original Premises”) containing 318,983 Square Feet in the Federated Investors Tower located at 1001 Liberty Avenue in Pittsburgh, Pennsylvania (the “Building”); and

WHEREAS, the Original Master Lease was amended by Amendment to Agreement of Lease dated May 1, 1995 (“Amendment”), First Amendment to Agreement of Lease dated November 2, 1995 (“First Amendment”), Second Amendment to Agreement of Lease dated September 19, 1996 (“Second Amendment”), Third Amendment to Agreement of Lease dated February 10, 1999 (“Third Amendment”), Fourth Amendment to Agreement of Lease dated

June 30, 2000 (“Fourth Amendment”) and Fifth Amendment to Agreement of Lease dated November 10, 2000 (“Fifth Amendment”); and

WHEREAS, the Original Master Lease, as amended by the Amendment, First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment shall be hereinafter referred to collectively as the “Master Lease”; and

WHEREAS, pursuant to the Third Amendment, the twelfth (12th) floor of the Building containing 20,510 Square Feet (“Twelfth Floor”) was added to the total Rentable Area of the Original Premises with the result that the Original Premises under the Master Lease was increased to 339,493 Square Feet; and

WHEREAS, pursuant to the Fifth Amendment, a portion of the seventh (7th) floor of the Building containing 2,380 Square Feet was added to the Original Premises with the result that the total Rentable Area of the Original Premises under the Master Lease was increased to 341,873 Square Feet; and

WHEREAS, the Original Premises, as increased by the Twelfth Floor and seventh (7th) floor space described above shall be hereinafter referred to as the “Premises;” and

WHEREAS, Landlord and Tenant desire to enter into this Amendment in order to amend the Master Lease effective January 1, 2004 (the “Effective Date”), for the purposes of, among other matters:

(i) surrendering the fifteenth (15th) floor, the eleventh (11th) floor and the portion of the seventh (7th) floor of the Building which are part of the Premises;

(ii) extending the term of the Master Lease by seven (7) years from January 1, 2008 through December 31, 2014;

(iii) providing for a new Basic Rent for the eighth (8th), tenth (10th) and sixteenth (16th) through twenty-seventh (27th) floors, inclusive;

(iv) paying Tenant a refurbishment allowance of One Million Dollars ($1,000,000.00);

(v) establishing a new Base Year of 2004 for purposes of computing Tenant’s Share of Operating Expenses and Taxes;

(vi) recalculating Tenant’s Share following the surrender of the Surrendered Space (as defined herein);

(vii) modifying the market rent calculation for Tenant’s renewal options;

(viii) revising the method of annually increasing Tenant’s Share of Operating Expenses;

(ix) providing for the possible relocation of Reed Smith LLP (“Reed Smith”) from the Twelfth Floor to the eleventh (11th) floor of the Premises;

(x) granting Tenant the right from time to time to elect a fixed (rather than hourly) annual charge for after-hours HVAC service to the twenty-fifth (25th) and twenty-sixth (26th) floors of the Premises;

(xi) obligating Landlord and Tenant to use diligent and good faith efforts to establish mutually acceptable ways of addressing Tenant’s future security concerns in the Building; and

(xii) allowing Tenant the option to terminate the Master Lease prior to its expiration date in return for the payment of a pre-determined termination fee upon the occurrence of certain conditions hereinafter more specifically described.

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, agree as follows:

1. Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Master Lease.

2. Premises. Effective as of the Effective Date, the Premises leased by Landlord to Tenant pursuant to the Master Lease during the remainder of the Initial Term (as extended in this Amendment) and any Renewal Terms (subject, however, to Tenant’s surrender options hereinafter described and the Tenant’s right to lease Available Space) is hereby decreased to exclude the entire fifteenth (15th) floor of the Building containing 20,518 Square Feet, the entire eleventh (11th) floor of the Building containing 21,352 Square Feet and 2,380 Square Feet on the seventh (7th) floor (the foregoing spaces being sometimes hereinafter referred to as the “Surrendered Space”), with the result that the Premises shall contain 297,623 Square Feet.

3. Basic Rent. Notwithstanding the provisions of Section 3.1(a) of the Master Lease regarding Basic Rent, the parties agree that the Basic Rent payable by Tenant shall be modified as follows:

(a) 16th through 27th Floors: (244,482 Square Feet in the aggregate)

(i) For the period beginning January 1, 2004 and ending December 31, 2005, Tenant shall pay Landlord, with respect to these floors of the Building, Basic Rent in the amount of Twenty-One and 75/100 Dollars ($21.75) per Square Foot per year, being the sum of Five Million Three Hundred Seventeen Thousand Four Hundred Eighty-Three and 50/100 Dollars ($5,317,483.50) per calendar year, payable at the rate of Four Hundred Forty-Three Thousand One Hundred Twenty-Three and 63/100 Dollars ($443,123.63) per month;

(ii) For the period beginning January 1, 2006 and ending December 31, 2014, Tenant shall pay Landlord with respect to these floors Basic Rent in the amount of Twenty-Three and 25/100 Dollars ($23.25) per Square Foot per year, being the sum of Five Million Six Hundred Eighty-Four Thousand, Two Hundred Six and 50/100 Dollars ($5,684,206.50) per calendar year, payable at the rate of Four Hundred Seventy-Three Thousand Six Hundred Eighty-Three and 88/100 Dollars ($473,683.88) per month;

(b) Tenth (10th) Floor: (21,352 Square Feet)

(i) For the period beginning January 1, 2004 and ending December 31, 2005, Tenant shall pay Landlord, with respect to this floor of the Building, Basic Rent in the amount of Twenty-One and 25/100 Dollars ($21.25) per Square Foot per year, being the sum of Four Hundred Fifty Three Thousand Seven Hundred Thirty and 00/100 Dollars ($453,730.00) per calendar year, payable at the rate of Thirty-Seven Thousand Eight Hundred Ten and 83/100 Dollars ($37,810.83) per month;

(ii) For the period beginning January 1, 2006 and ending December 31, 2014, Tenant shall pay Landlord, with respect to this floor of the Building, Basic Rent in the amount of Twenty-Two and 75/100 Dollars ($22.75) per Square Foot per year, being the sum of Four Hundred Eighty-Five Thousand Seven Hundred Fifty-Eight and 00/100 Dollars ($485,758.00) per calendar year, payable at the rate of Forty Thousand Four Hundred Seventy-Nine and 84/100 Dollars ($40,479.84) per month;

(c) Eighth (8th) Floor: (11,279 Square Feet)

(i) For the period beginning January 1, 2004 and ending December 31, 2005, Tenant shall pay Landlord, with respect to this floor, Basic Rent in the amount of Twenty-One and 25/100 Dollars ($21.25) per Square Foot, being the sum of Two Hundred Thirty-Nine Thousand Six Hundred Seventy-Eight and 75/100 Dollars ($239,678.75) per calendar year, payable at the rate of Nineteen Thousand Nine Hundred Seventy-Three and 23/100 Dollars ($19,973.23) per month;

(ii) For the period beginning January 1, 2006 and ending December 31, 2014, provided Tenant has not surrendered the eighth (8th) floor space as hereinafter provided, Tenant shall pay Landlord, with respect to this floor, Basic Rent in the amount of Twenty-Two and 25/100 Dollars ($22.25) per Square Foot, being the sum of Two Hundred Fifty Thousand Nine Hundred Fifty-Seven and 75/100 Dollars ($250,957.75) per calendar year, payable at the rate of Twenty Thousand Nine Hundred Thirteen and 15/100 Dollars ($20,913.15) per month.

(d) Twelfth Floor: (20,510 Square Feet)

Landlord and Tenant acknowledge that Tenant’s existing Basic Rent and Operating Rent obligations with respect to the Twelfth Floor are not amended or modified by this Sixth Amendment and remain in effect, except as otherwise provided in Paragraph 7 hereof in connection with any extended term with respect to the Twelfth Floor.

4. Additional Tenant Improvement Allowance. Landlord acknowledges and agrees that, subject to the provisions of Paragraph 18 hereof, upon the execution and delivery of this Amendment by the parties hereto, Landlord shall pay to Tenant, in cash, One Million Dollars ($1,000,000.00). Such amount is in addition to, and not in substitution or in lieu of, any other allowance provided or available to Tenant under the Master Lease, including without limitation, under Article 6 and Exhibit I of the Master Lease. Tenant’s right to receive such payment shall accrue immediately upon the mutual execution and delivery of this Amendment, subject to the provisions of Paragraph 18 hereof, and there shall be no other conditions to Tenant’s right to receive such payment. In furtherance of the foregoing, Tenant shall not be required to submit or provide any receipts or other evidence regarding the costs of any improvements undertaken by Tenant in the Premises, and there shall be no restrictions as to the use made by Tenant of such payment.

5. Extension of Initial Term; Amendment Regarding Renewal Terms. The parties hereto acknowledge and agree that the expiration date of the Initial Term is currently December 31, 2007. By this Amendment, the Initial Term of the Master Lease with respect to all floors of the Premises (except the Twelfth Floor) is hereby extended from January 1, 2008 through December 31, 2014. The Initial Term of the Master Lease with respect to the Twelfth Floor shall end on December 31, 2007, subject to Tenant’s right to renew the term with respect to Twelfth Floor set forth in Paragraph 8 hereof. The parties further acknowledge and agree that the provisions of Section 2.3 of the Master Lease are hereby amended to provide that the Renewal Options (except with respect to the Twelfth Floor) shall consist of Tenant’s right to renew this Lease for two (2) successive terms of five (5) years each, and such terms shall be the Renewal Terms. The reference in Section 2.3 of the Master Lease to “one final term of four (4) years” is hereby deleted.

6. Renewal Term Basic Rent. The first sentence of Section 3.1(b) of the Master Lease is hereby deleted and replaced with the following sentence: “For each Renewal Term, Basic Rent shall be adjusted to an amount (“Renewal Term Rent”) which shall be equal to ninety five percent (95%) of fair market rent (“Value”) for such Renewal Term.”

7. Operating Rent.

(a) Premises (other than the Twelfth Floor). For purposes of calculating Tenant’s Operating Rent for the balance of the Initial Term as extended hereunder (except with respect to the Twelfth Floor):

(i) the Base Year shall be calendar year 2004. The Base Year for the first Renewal Term shall be calendar year 2015 and the Base Year for the second Renewal Term shall be calendar year 2020.

(ii) Tenant’s Share shall be deemed to be 53.94%, with respect to the Premises other than the Twelfth Floor, subject to adjustment from time to time based on changes in the size of the Premises pursuant to the Master Lease and any subsequent amendments to the Master Lease;

(iii) Annual increases in Tenant’s Share of Controllable Operating Expenses (as hereinafter defined) shall not exceed four percent (4%) of the corresponding charge for the immediately preceding calendar year. “Controllable Operating Expenses” shall mean all Operating Expenses other than Non-Controllable Operating Expenses. “Non-Controllable Operating Expenses” shall mean Taxes, Utility Charges, Insurance Premiums and costs and expenses paid by Landlord pursuant to prevailing union wage rates and benefits included in amounts paid by Landlord for Building janitorial services;

(iv) There shall be no limitation on increases in Tenant’s Share of Non-Controllable Operating Expenses and there shall be no automatic or minimum increases in Non-Controllable Operating Expenses; and

(v) Notwithstanding anything in the Master Lease or this Sixth Amendment to the contrary, Landlord acknowledges and agrees that any reduction in any category of Non-Controllable Operating Expenses (including, without limitation, reductions resulting in any category of Non-Controllable Expenses in any Lease Year being less than such category of Non-Controllable Expenses in the Base Year) shall be applied to reduce any increases in other Operating Expenses (but shall not be applied to reduce Base Rent) during that Lease Year or subsequent Lease Years.

(b) Twelfth Floor. Landlord and Tenant acknowledge and agree that Tenant’s obligations with respect to Operating Rent payable with respect to the Twelfth Floor are not changed or modified in any respect by this Sixth Amendment during the balance of the term of the Master Lease relating to the Twelfth Floor, which expires on December 31, 2007. In furtherance of, but not in limitation of, the foregoing, the Base Year with respect to the Twelfth Floor shall remain calendar year 1993 for the balance of such term, and Tenant’s Share for purposes of determining Tenant’s Operating Rent obligations with respect to the Twelfth Floor shall be 3.99%. If Tenant exercises its right set forth in Paragraph 8 of this Sixth Amendment to extend the term of the Master Lease with respect to the Twelfth Floor, then the Base Year with respect to the Twelfth Floor during such extended term or terms shall be 2004 and the foregoing provisions of this Paragraph 7 preceding this grammatical paragraph shall apply to the Twelfth Floor during such extended term or terms.

(c) Base Years. Landlord covenants and agrees that with respect to each Base Year hereunder, it shall operate the Building in accordance with its customary practice and shall not accelerate the payment of any Taxes, Utility Charges, Insurance Premiums or other components of Operating Rent into the calendar year prior to the Base Year or defer any of such charges to years subsequent to the Base Year for the purpose of reducing the Taxes, Utility Charges, Insurance Premiums and other components of Operating Rent during the Base Year. Landlord further acknowledges that the “gross-up” provision set forth in the final sentence of paragraph (i) in the definition of “Operating Expenses” in Section 1.1 (nn) of the Master Lease shall apply to the determination of Operating Expenses in any Base Year.

8. Reed Smith LLP. Landlord acknowledges that if Tenant’s subtenant Reed Smith elects to relocate to the eleventh (11th) floor of the Building as either a subtenant of Tenant or a direct tenant of Landlord, Landlord will cooperate with Tenant and Reed Smith to effect such relocation. Alternatively, if Reed Smith desires to enter into a direct lease with Landlord for the Twelfth Floor, Landlord will cooperate with Tenant and Reed Smith regarding such direct lease. Upon either occurrence, Landlord and Tenant shall enter into a further amendment to the Lease reflecting Tenant’s resulting surrender of the Twelfth Floor. Landlord shall have the right, but not the obligation, to enter into direct lease negotiations with Reed Smith for the eleventh [11th] or Twelfth Floor space upon commercially reasonable terms and conditions. If, despite such negotiations, Landlord and Reed Smith cannot consummate a lease for either floor to extend its tenancy beyond the December 31, 2007 expiration date of its sublease with Tenant, then Tenant shall have the right, but not the obligation, to extend the term of the Master Lease with respect to the Twelfth Floor for a period of not less than three (3) years, nor more than seven (7) years at a Base Rent equal to Twenty-Two and 75/100 Dollars ($22.75) per Square Foot per year. To exercise such right to extend the term with respect to the Twelfth Floor, Tenant shall deliver written notice to Landlord no later than June 30, 2007 specifying the duration of the extended term as provided above. If Tenant elects to extend the term with respect to the Twelfth Floor for five (5) years (until December 31, 2012) then Tenant shall have the right, by written notice to Landlord no later than June 30, 2012, to further extend the term with respect to the Twelfth Floor until December 31, 2014. In addition, if Tenant elects to extend the term of the Master Lease with respect to the Twelfth Floor until December 31, 2014, Tenant shall have the right to include or not include the Twelfth Floor in any exercise by Tenant of its Renewal Options hereunder, subject to the terms and conditions of the Master Lease.

9. Right to Reduce Size of Premises. As of the Effective Date, all references in the Master Lease, as amended, to Tenant’s right to reduce the size of the Premises, including but not limited to Section 2.5 thereof, shall be deemed deleted in their entirety and shall be replaced by the following:

(a) By no later than November 30, 2004, Tenant may elect to provide Landlord with written notice of its intention to reduce the size of the Premises by surrendering either or both of the following: (i) no less than one-half (1/2) of the tenth (10th) floor (containing 21,352 Square Feet), and/or (ii) the portion of the eighth (8th) floor of the Building which is part of the Premises (11,279 Square Feet), in each case effective 365 days from the date such written notice is received by Landlord (“First Surrender Date”) (said space being sometimes hereinafter referred to as “Reduction Space” or “Reduction Spaces”). If such notice should be given in a timely manner, Tenant shall vacate and surrender possession of whichever Reduction Space Tenant has elected to surrender in broom-clean condition by no later than the First Surrender Date and the Master Lease will be amended to reflect the surrender of such Reduction Space as of the First Surrender Date. If such written notice is not served in a timely manner as required above, Tenant’s right to surrender such Reduction Space as of such date shall lapse and become null and void and of no further force and effect.

(b) If any Reduction Space remains to be surrendered following the First Surrender Date, by no later than December 31, 2006, Tenant may elect to provide Landlord with written notice of its intention to reduce the size of the Premises by surrendering whichever Reduction Space remains to be surrendered effective 365 days from the date such written notice is received by Landlord (“Second Surrender Date”). If such notice should be given in a timely manner, Tenant shall vacate and surrender possession of such Reduction Space in broom-clean condition by no later than the Second Surrender Date and the Master Lease will be amended to reflect the surrender of such Reduction Space as of the Second Surrender Date. If such written notice is not served in a timely manner as required above, Tenant’s right to surrender whatever Reduction Space which has not been surrendered shall lapse and become null and void and of no further force and effect.

(c) Any Refurbishment Allowance otherwise due and owing with respect to these Reduction Spaces shall be deferred as provided in this paragraph (c). Tenant shall forfeit any Refurbishment Allowance otherwise due and owing with respect to any Reduction Space which Tenant has surrendered to Landlord effective as of the date on which Tenant delivers such Reduction Space to Landlord. With respect to all Reduction Space that is not surrendered by Tenant pursuant to this Section 9, Landlord shall pay to Tenant, on January 1, 2007, any and all Refurbishment Allowances otherwise due and owing with respect to such space.

10. Tenant’s Right to Terminate.

(a) Landlord and Tenant mutually acknowledge and agree that the City of Pittsburgh, Allegheny County and/or the Commonwealth of Pennsylvania (individually, a “Government Authority” and collectively, “Governmental Authorities”) are facing current revenue shortfalls and that, accordingly, any or all of these Governmental Authorities may, at some time during the balance of the term of the Master Lease, impose additional taxes (excluding ad valorem real property taxes), materially increase existing tax rates (excluding ad valorem real property taxes), expand the scope or applicability of existing taxes (excluding ad valorem real property taxes) or eliminate or reduce existing tax exemptions, exclusions or abatements (excluding ad valorem real property taxes) (“Future Adverse Tax Changes”). In the event that Future Adverse Tax Changes are imposed or enacted by any one or more of the Governmental Authorities after the Effective Date and, as a direct and proximate consequence thereof: (i) Tenant can demonstrate to Landlord, by the production of commercially reasonable documentary evidence prepared by an independent public accounting firm, that such Future Adverse Tax Changes have caused Tenant’s business operations in the Premises to incur an additional tax liability of at least Five Million Dollars ($5,000,000.00) during any calendar year; and (ii) Tenant elects to relocate its business from the Premises to a location outside of the jurisdiction of the Governmental Authority responsible for imposing or enacting the Future Adverse Change, then, in such an event, Tenant may elect to terminate the Master Lease upon one hundred eighty (180) days’ prior written notice to Landlord.

(b) If the foregoing termination right should arise and Tenant should exercise such right, Landlord shall be entitled to recoup from Tenant the sum more particularly detailed in Exhibit “A” attached hereto and made a part hereof (based on the dollar amounts and line items set forth in Exhibit A and the amortization set forth in the schedules prepared by Landlord attached to Exhibit A) and which is further described as the unearned portion of that benefit which will have accrued to Tenant by virtue of this Amendment based on the date upon which such termination shall have occurred. Such payment shall be made by Tenant to Landlord no later than the expiration date of the Term as determined by the exercise of the foregoing termination right.

11. After-Hours HVAC Service. As of the Effective Date, Tenant shall have the right, from time to time, but no more frequently than once per calendar year, to elect by written notice to Landlord to pay, in lieu of hourly charges for After-Hours HVAC service on Mondays through Saturdays on the twenty-fifth (25th) and/or twenty-sixth (26th) floors, a flat annual charge of Eighteen Thousand Five Hundred Sixty and 00/100 Dollars ($18,560.00) per floor. If Tenant elects to exercise such right, then HVAC operation on the floor or floors selected by Tenant shall be extended to twenty-four (24) hours per day from 7:00 A.M. to 7:00 A.M. Tenant shall have the right thereafter, from time to time, to change its election from hourly to the foregoing flat charge and vice versa based on its use of one or both of such floors.

12. Building Security. Landlord and Tenant agree to meet on an as-needed basis to discuss Tenant’s Building Security concerns and use mutual good faith and diligent efforts to develop a workable plan to respond to Tenant’s Building Security concerns.

13. Applicable Law. The laws of the Commonwealth of Pennsylvania shall govern the validity, performance and enforcement of this Amendment. The invalidity or unenforceability of any provision of this Amendment shall not affect or impair any other provision.

14. Interpretation. In the event of any conflict between the provisions of the Master Lease and the provisions of this Amendment, the provisions of this Amendment shall control.

15. Execution. This Amendment may be signed in counterparts, each of which shall be deemed an original, but all of which shall be deemed but one and the same instrument.

16. Full Force and Effect. Except as specifically set forth herein, the terms, covenants and conditions of the Master Lease shall remain in full force and effect. Neither the Master Lease, as amended, nor this Sixth Amendment may be further modified or amended, except in writing signed by both Landlord and Tenant. This Sixth Amendment sets forth the entire understanding of the parties hereto with respect to the matters set forth herein. Landlord and Tenant each hereby ratify and reaffirm all of the remaining terms and conditions of the Master Lease, as amended. Landlord acknowledges that notwithstanding the reduction in the size of the Premises contemplated by this Sixth Amendment and notwithstanding the provisions of Section 8 of the Fourth Amendment to the Master Lease, Tenant shall not be required to pay any rent for the sign space on the roof of the Building occupied by Tenant pursuant to the Fourth Amendment to the Master Lease. However, in the event that at any time during the balance of the Initial Term or any Renewal Term, Tenant shall occupy less than 100,000 Square Feet in the Building, Tenant’s sign rights as set forth in the Fourth Amendment shall be deemed null and void and of no further force and effect. Tenant hereby acknowledges that, to the best of Tenant’s knowledge as of the date of this Sixth Amendment, Landlord is not in default under the terms and conditions of the Master Lease, as amended. Landlord hereby acknowledges that, to the best of Landlord’s knowledge as of the date of this Sixth Amendment, Tenant is not in default under the terms and conditions of the Master Lease, as amended.

17. Confidentiality of Terms. Landlord and Tenant covenant and agree to maintain the terms of this Amendment and all documents produced in connection therewith as strictly confidential. In no event shall Landlord or Tenant disclose or publish any such information to any third persons or parties except: (i) either party may disclose the terms of this Amendment to its lenders, accountants, attorneys, employees or tax advisors to whom disclosure is necessary, provided that such individuals are advised of the confidentiality provisions hereof; or (ii) as may be agreed upon in writing by the other party. Notwithstanding the foregoing, Landlord, with Tenant’s prior written consent as to both form and content, may generate an announcement regarding Tenant’s extension of the Master Lease without divulging any specifics of the Amendment.

18. Lender Consent. This Amendment and the rights and obligations of the parties hereunder shall not become effective until Tenant and Landlord shall have received the written consent of Teachers Insurance Annuity Association of America, 730 Third Avenue, New York, New York 10017, Attention: Senior Vice President – Mortgage and Real Estate, to this Amendment, and Landlord agrees to use commercially reasonable efforts to obtain such consent as soon as possible following the mutual execution and delivery of this Amendment.

19. Brokers. Landlord hereby warrants to Tenant that no real estate broker other than Grant Street Associates has or will represent Landlord in this transaction. Tenant hereby warrants to Landlord that no real estate broker has or will represent Tenant in this transaction. Landlord and Tenant shall indemnify each other against and hold the other harmless from all liabilities, claims, and expenses (including reasonable attorney’s fees) arising out of a breach of their respective warranty. Landlord shall pay a commission to Grant Street Associates pursuant to a separate agreement between Landlord and Grant Street Associates.

20. Exhibit I. The parties agree that Exhibit I attached to the Fifth Amendment is hereby deleted, and Exhibit I attached hereto (which reflects changes to the schedule of tenant improvement and refurbishment allowances agreed to by the parties in connection with the modifications to the Master Lease set forth in this Amendment) is hereby substituted into the Master Lease in its place.

IN WITNESS WHEREOF, this Sixth Amendment has been duly executed by the parties hereto as of the date first above written.

ATTEST:	FEDERATED INVESTORS, INC.

/s/ Maroon L. DeVito	By:	/s/ Thomas R. Donahue

/s/ Richard L. Bennett	Its:	Vice President

LIBERTY CENTER VENTURE

	By:	New Liberty Center Partnership, General Partner
ATTEST:
		By:	F.C. Liberty, Inc., General Partner

/s/ Janet M. Franklin			By:	/s/ David J. LaRue

/s/ Gayle Spider			Its:	Vice President

EXHIBIT “A”

EXHIBIT “I”

FIFTH AMENDMENT TO AGREEMENT OF LEASE FOR

PREMISES IN THE FEDERATED INVESTORS TOWER

THIS FIFTH AMENDMENT TO AGREEMENT OF LEASE (this “Fifth Amendment”) is made and entered into the 10th day of November, 2000, by and between LIBERTY CENTER VENTURE, a Pennsylvania general partnership (“Landlord”), and FEDERATED INVESTORS, INC. (“Tenant”).

WHEREAS, Landlord and Tenant are parties to an Agreement of Lease for certain premises in the Federated Investors Tower dated as of the 1st day of January, 1993, as amended (as with respect to matters relating to the 8th Floor Premises) by an Amendment dated May 1, 1995, a First Amendment dated November 2, 1995, a Second Amendment dated September 19, 1996, a Third Amendment dated February 10, 1999, and a Fourth Amendment dated June 30, 2000 (collectively the “Master Lease”);

WHEREAS, pursuant to previous documentation superceded by the Master Lease, Landlord is also leasing to Tenant certain premises (the “7th Floor Premises”) consisting of 2,380 rentable square feet on the 7th floor of the Federated Investors Tower;

WHEREAS, Tenant desires to now include the 7th Floor Premises as part of the Tenant’s “Premises” as leased under the Master Lease for the remainder of the Initial Term and for any Renewal Terms;

WHEREAS, Tenant desires to continue include the 11,279 rentable square feet located on the 8th floor of the Building (“8th Floor Premises”) as part of the Tenant’s “Premises” as leased under the Master Lease for the remainder of the Initial Term and for any Renewal Terms;

WHEREAS, Tenant and Landlord desire to enter into this Fifth Amendment in order to amend the Master Lease for the purposes of, among other matters, (i) agreeing that the 7th Floor Premises shall become part of the Premises under the Master Lease for the remainder of the Initial Term and for any Renewal Terms, (ii) agreeing that the 8th Floor Premises shall continue as part of the Premises under the Master Lease for the remainder of the Initial Term and for any Renewal Terms, (iii) providing the Basic Rent payable by Tenant with respect to the 7th Floor Premises and 8th Floor Premises, and (iv) providing for the Improvement Allowance to Tenant with respect to the 7th Floor Premises and 8th Floor Premises.

NOW THEREFORE, Landlord and Tenant, in consideration of the mutual covenants herein contained, and intending to be legally bound hereby, agree as follows:

1. Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Master Lease, as amended.

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2. Premises. The Premises leased by Landlord to Tenant pursuant to the Master Lease during the remainder of the Initial Term and any Renewal Terms is hereby increased effective on January 1, 2000 to include the 7th Floor Premises consisting of 2,380 Square Feet located on the 7th Floor of the Building. The parties acknowledge and agree that beginning on January 1, 2000 the Tenant’s Share shall be 66.60% (which percentage includes the 2,380 square feet of the 7th Floor Premises), and Exhibit C to the Master Lease is hereby revised to change Tenant’s Share from 66.13% to 66.60% so as to include the 7th Floor Premises. The Premises shall also continue to include the 8th Floor Premises for the remainder of the Initial Term and for any Renewal Terms of the Master Lease.

3. Basic Rent. Notwithstanding the provisions of Section 3.1 (a) of the Master Lease regarding Basic Rent, the parties agree that the Basic Rent payable by Tenant during the remainder of the Initial Term, beginning on January 1, 2000 with respect to the 7th Floor Premises and 8th Floor Premises leased by Tenant (containing 13,659 Square Feet in the aggregate), shall be as follows:

(i) For the period beginning January 1, 2000, and ending December 31, 2001, Tenant shall pay to Landlord Basic Rent (for the 7th Floor Premises consisting of 2,380 Square Feet and the 8th Floor Premises consisting of 11,279 Square Feet, being an aggregate of 13,659 Square Feet) in the amount of Twenty and 50/100 Dollars per Square Foot per year, being the sum of Two Hundred Eighty Thousand and Nine and 50/100 Dollars ($280,009.50) per calendar year, payable at the rate of Twenty Three Thousand Three Hundred Thirty Four and 13/100 Dollars ($23,334.13) per month;

(ii) For the period beginning January 1, 2002, and ending December 31, 2005, Tenant shall pay to Landlord Basic Rent (for the 7th Floor Premises consisting of 2,380 Square Feet and the 8th Floor Premises consisting of 11,279 Square Feet, being an aggregate of 13,659 Square Feet) in the amount of Twenty-two Dollars per Square Foot per year, being the sum of Three Hundred Thousand Four Hundred Ninety Eight and 00/100 Dollars ($300,498.00) per calendar year, payable at the rate of Twenty Five Thousand and Forty One and 50/100 Dollars ($25,041.50) per month; and

(iii) For the period beginning January 1, 2006, and ending December 31, 2007, Tenant shall pay to Landlord Basic Rent (for the 7th Floor Premises consisting of 2,380 Square Feet and the 8th Floor Premises consisting of 11,279 Square Feet, being an aggregate of 13,659 Square Feet) in the amount of Twenty-Three and 50/100 Dollars per Square Foot per year, being the sum of Three Hundred Twenty Thousand Nine Hundred Eighty Six and 50/100 Dollars ($320,986.50) per calendar year, payable at the rate of Twenty Six Thousand Seven Hundred Forty Eight and 88/100 Dollars ($26,748.88) per month.

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4. Improvement Allowance.

(a) Seventh Floor Premises. Landlord has agreed to provide Tenant with an Improvement Allowance, to be calculated in accordance with Section 6.2(c) of the Master Lease, as follows:

7th Floor Premises is 2,380 rentable square feet and will be leased under the Master Lease.

$26.15 x 2,380 rsf

Tenant Improvement Allowance for 7th Floor Premises = $62,237.00

(b) Eighth Floor Premises.

Improvement Allowance. For the 8th Floor Premises, Tenant shall receive the Improvement Allowance contemplated pursuant to Section 6.2(c) of the Master Lease, to be calculated as follows:

7 3/120 x $43.00 = $26.158 x 11,279.00 rsf =	$295,039.84
less amount paid per 2/10/99 Amendment (Section 4(a)(2))	(96,999.00)

Tenant Improvement Allowance for 8th Floor Premises =	$198,040.84

(c) Future Refurbishment Allowance. With respect to Section 6.4 of the Master Lease, the parties agree that Tenant shall be entitled to receive a Refurbishment Allowance (as such term is defined in Section 6.4 of the Master Lease) on January 1, 2010 with respect to the 7th Floor if Tenant has exercised its first Renewal Option. Exhibit I to the Master Lease and Third Amendment is hereby deleted, and Exhibit I attached hereto is hereby substituted into the Master Lease in its place. The parties acknowledge and agree that the only changes on the revised Exhibit I from the Master Lease and Third Amendment Exhibit I is the inclusion of the 7th Floor column and the allowance of $31,321 payable on January 1, 2010 with respect to the 7th Floor. The amount of the foregoing Refurbishment Allowance applicable to the 7th Floor shall be determined by reference to Section 6.4 of the Master Lease and the revised Exhibit I attached hereto.

5. Applicable Law. The laws of the Commonwealth of Pennsylvania shall govern the validity, performance and enforcement of this Amendment. The invalidity or unenforceability of any provision of this Amendment shall not affect or impair any other provision.

6. Interpretation. In the event of any conflict between the provisions of the Master Lease and the provisions of this Amendment, the provisions of this Amendment

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shall control. As amended hereby, all of the terms, covenants and conditions of the Master Lease as heretofore in effect shall remain in full force and effect after the date hereof and are hereby ratified and confirmed in all respects.

7. Execution. This Amendment may be signed in counterparts, each of which shall be deemed an original, but all of which shall be deemed but one and the same instrument.

8. Full Force and Effect. Except as specifically set forth herein, the terms, covenants and conditions of the Master Lease shall remain in full force and effect. Neither the Master Lease, as amended, nor this Fifth Amendment may be further modified or amended, except in writing signed by both Landlord and Tenant. This Fifth Amendment sets forth the entire understanding of the parties hereto with respect to the matters set forth herein. Landlord and Tenant each hereby ratify and reaffirm all of the remaining terms and conditions of the Master Lease, as amended. Tenant hereby acknowledges that, to the best of Tenant’s knowledge as of the date of this Fifth Amendment, Landlord is not in default under the terms and conditions of the Master Lease, as amended.

IN WITNESS WHEREOF, this Fifth Amendment has been duly executed by the parties hereto as of the date first above written.

ATTEST:		FEDERATED INVESTORS, INC.

By:	/s/ Maroon L. DeVito	By:	/s/ Denis McAuley III

Its:	Vice President	Its:	Vice President

LIBERTY CENTER VENTURE

		By:	New Liberty Center Partnership, General Partner
			By:	F. C. Liberty, Inc., General Partner

		By:	/s/ R. H. Marques

		Its:	V. P. Bus. Development

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FOURTH AMENDMENT TO AGREEMENT OF LEASE

FOR PREMISES IN THE FEDERATED INVESTORS TOWER

THIS FOURTH AMENDMENT TO AGREEMENT OF LEASE (this “Amendment”) is made and entered into the 30th day of June, 2000, by and between LIBERTY CENTER VENTURE, a Pennsylvania general partnership (“Landlord”), and FEDERATED INVESTORS, INC. (“Tenant”).

WITNESSETH

Whereas, Landlord and Tenant are parties to an Agreement of Lease for certain premises in the Federated Investors Tower dated as of the 1st day of January, 1993, as amended by an Amendment dated May 1, 1995, a First Amendment dated November 2, 1995, a Second Amendment dated September 19, 1996, and a Third Amendment dated February 10, 1999 (the “Master Lease”); and

Whereas, Tenant has requested permission to install two (2) signs (the “Signs”) at the Premises; and

Whereas, Landlord is willing to permit the installation of the Signs subject to certain restrictions and approvals as hereinafter set forth; and

NOW THEREFORE, in consideration of the sum of One Dollar ($1.00), other good and valuable consideration and of the agreement of the parties hereinafter set forth, Landlord and Tenant hereby agree as follows:

1. The Signs shall be of the size, style and composition as described in the construction plans (the “Plans”) contained in the proposal submitted by Federated Investors, the Design Alliance Architects, the Kachele Group and Dynamic Design Engineering, Inc. (the “Proposal”) which is incorporated herein by reference.

2. Landlord shall have the right, but not the obligation to review and approve the final plans (“Final Plans”), which approval shall not be unreasonably withheld.

3. The Signs must be installed by a professional installer in strict accordance with the Proposal and the Final Plans at Tenant’s sole cost and expense. Tenant further agrees that maintenance and operation of the sign is at Tenant’s sole cost and expense.

4. Tenant acknowledges that the roof of the Premises contains lighting fixtures which illuminate the existing preformed metal roof. Tenant shall ensure that the installation of the Signs shall not interfere with such illumination and that such lighting shall remain functional and in use for various occasions, including “Light Up Nights”.

5. Before installing the Signs and so long as the Signs are in place, Tenant must maintain public liability insurance acceptable to Landlord in the amount of at least $1,000,000.00 on a combined single limit per occurrence basis for property damage and personal and bodily injury or death which names Landlord and Owner as additional insureds. Tenant must furnish Landlord with a certificate of insurance proving compliance with the foregoing which also states that the insurance will not be changed or terminated without at least 30 days prior written notice to Landlord and Owner. Tenant shall furnish Landlord with replacement certificates before the expiration of the current certificate.

This requirement shall not be construed to require an additional $1,000,000.00 of insurance above the insurance requirements in the Lease, but represents the minimum amount of insurance the Tenant shall carry.

6. Tenant hereby agrees to indemnify and save and hold harmless Landlord, Owner and their respective employees from all loss, cost and expense, including, without limitation, attorney fees arising out of or by reason of Tenant’s installation, use, enjoyment and removal of the Signs whether foreseen or unforeseen. This indemnity is intended to be interpreted as broadly as possible to protect Landlord and Owner and their employees.

7. The Signs shall be installed and operated in accordance with all applicable laws and regulations. Tenant shall be responsible for any interference caused or generated by the Signs. Landlord and Owner shall not be liable in any manner by reason of their approval of the Final Plans or the Proposal and Tenant assumes all such liability and is solely responsible for the Final Plans and Proposal and the compliance of the Final Plans and Proposal with all applicable laws and regulations.

8. Tenant acknowledges that in the event Tenant’s occupancy level decreases below the square footage covered by the Master Lease. Landlord may, at Landlord’s sole option and sole discretion require Tenant to pay commercially reasonable rent for the sign space at a price to be

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mutually agreed upon by the parties acting in good faith at that time or if no agreement is reached, Tenant will remove the sign.

9. Tenant acknowledges and agrees that should the Signs be removed at any time and for any reason, Tenant shall repair all damage caused by the removal and shall restore the Premises to its prior condition before the installation of the Signs, including restoration of the existing preformed metal roof at Tenant’s sole cost and expense.

10. Applicable Law. The laws of the Commonwealth of Pennsylvania shall govern the validity, performance and enforcement of this Amendment. The invalidity or unenforceability of any provision of this Amendment shall not affect or impair any other provision.

11. Interpretation. In the event of any conflict between the provisions of the Master Lease and the provisions of this Amendment, the provisions of this Amendment shall control. As amended hereby, all of the terms, covenants and conditions of the Master Lease as heretofore in effect shall remain in full force and effect after the date hereof and are hereby ratified and confirmed in all respects.

12. Execution. This Amendment may be signed in counterparts, each of which shall be deemed an original, but all of which shall be deemed but one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.

LANDLORD

LIBERTY CENTER VENTURE

By:	New Liberty Center Partnership, L.P.

By:	FC Liberty, Inc., General Partner

By:	/s/ R. H. Marques

TENANT

FEDERATED INVESTORS, INC.

By:	/s/ Denis McAuley III

Its:	Vice President

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THIRD AMENDMENT TO AGREEMENT OF LEASE FOR

PREMISES IN THE FEDERATED INVESTORS TOWER

THIS THIRD AMENDMENT TO AGREEMENT OF LEASE (this “Amendment”) is made and entered into the 10th day of February, 1999, by and between LIBERTY CENTER VENTURE, a Pennsylvania general partnership (“Landlord”), and FEDERATED INVESTORS, INC. (“Tenant”).

WHEREAS, Landlord and Tenant are parties to an Agreement of Lease for certain premises in the Federated Investors Tower dated as of the 1st day of January, 1993, as amended by an Amendment dated May 1, 1995, a First Amendment dated November 2, 1995, and a Second Amendment dated September 19, 1996 (the “Master Lease”);

WHEREAS, Landlord and Tenant are also parties to an Agreement of Lease for Premises on the 12th floor of the Federated Investors Tower dated as of the 1st day of February, 1994, as amended by a First Amendment dated November 2, 1995, and a Second Amendment dated September 19, 1996 (the “12th Floor Lease”);

WHEREAS, Section 2.2 of the 12th Floor Lease provides that Tenant has the right to include the 12th floor of the Building as part of the Tenant’s “Premises” as leased under the Master Lease;

WHEREAS, Tenant and Landlord have agreed that the 12th floor became part of the Premises following the expiration of the term of the 12th Floor Lease on December 31, 1998;

WHEREAS, Section 2.5 of the Master Lease provides that Tenant had the right to reduce the size of the Premises by returning to Landlord up to 53,983 Square Feet constituting all of the 10th and 11th floors of the Building and one-half of the 8th floor of the Building;

WHEREAS, Tenant exercised such right pursuant to the letter dated March 27, 1997 from Tenant to Landlord in which Tenant notified Landlord that it had elected to return the 53,983 Square Feet to Landlord on either December 31, 1998 or December 31, 1999 and that if Tenant desired to continue occupying such space until December 31,1999 it would so inform Landlord no later than December 31, 1997;

WHEREAS, Tenant and Landlord have now agreed that Tenant shall continue to occupy the 10th and 11th floors of the Building pursuant to the terms of the Master Lease for the remainder of the Initial Term of the Master Lease, subject to the provisions of this Amendment;

WHEREAS, Tenant and Landlord have agreed that Tenant shall notify Landlord no later than March 31, 1999 of Tenant’s decision regarding its continued occupancy of one-half of the 8th floor of the Building as set forth herein; and

WHEREAS, Tenant and Landlord desire to enter into this Amendment in order to amend the Master Lease for the purposes of, among other matters, (i) agreeing that the 12th floor shall become part of the Premises under the Master Lease, (ii) agreeing that the 10th and 11th floors of the Building shall remain part of the Premises under the Master Lease; (iii) providing for a new Basic Rent payable by Tenant with respect to the portion of the Premises located on the 10th, 11th and 12th floors of the Building, and (iv) setting forth the parties’ understandings regarding certain allowances to be paid by Landlord to Tenant in connection with the execution and delivery of this Amendment.

NOW THEREFORE, Landlord and Tenant, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, agree as follows:

1. Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Master Lease.

2. Premises. The Premises leased by Landlord to Tenant pursuant to the Master Lease during the remainder of the Initial Term and any Renewal Terms is hereby increased effective on January 1, 1999 to include the entire 12th floor of the Building containing 20,510 Square Feet and shall continue to include the 10th and 11th floors of the Building. The parties acknowledge and agree that beginning on January 1, 1999 Tenant’s Share shall be 66.13% (which percentage includes the 11,279 Square Feet on the 8th floor of the Building currently occupied by Tenant), and Exhibit C to the Master Lease is hereby revised to change Tenant’s percentage of occupancy from 62.13% to 66.13%.

3. Basic Rent. Notwithstanding the provisions of Section 3.1 (a) of the Master Lease regarding Basic Rent, the parties agree that the Basic Rent payable by Tenant during the remainder of the Initial Term beginning on January 1, 1999 with respect to the 10th, 11th and 12th floors of the Building (containing 63,214 Square Feet in the aggregate) shall be as follows:

(a) For the period beginning January 1, 1999, and ending December 31,2001, Tenant shall pay to Landlord Basic Rent in the amount of Twenty and 50/100 Dollars per Square Foot per year, being the sum of One Million Two Hundred Ninety Five Thousand Eight Hundred Eighty Seven and 00/100 Dollars ($1,295,887.00) per calendar year, payable at the rate of One Hundred Seven Thousand Nine Hundred Ninety and 58/100 Dollars ($107,990.58) per month;

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(b) For the period beginning January 1, 2002, and ending December 31, 2005, Tenant shall pay to Landlord Basic Rent in the amount of Twenty-Two Dollars per Square Foot per year, being the sum of One Million Three Hundred Ninety Thousand Seven Hundred Eight and 00/100 Dollars ($1,390,708.00) per calendar year, payable at the rate of One Hundred Fifteen Thousand Eight Hundred Ninety Two and 33/100 Dollars ($115,892.33) per month; and

(c) For the period beginning January 1, 2006, and ending December 31, 2007, Tenant shall pay to Landlord Basic Rent in the amount of Twenty-Three and 50/100 Dollars per Square Foot per year, being the sum of One Million Four Hundred Eighty Five Thousand Five Hundred Twenty Nine and 00/100 Dollars ($1,485,529.00) per calendar year, payable at the rate of One Hundred Twenty Three Thousand Seven Hundred Ninety Four and 08/100 Dollars ($123,794.08) per month.

4. Tenant Improvement Allowances.

(a) Existing Allowances. Landlord acknowledges and agrees that following the execution and delivery of this Amendment by the parties hereto Landlord shall pay to Tenant in cash One Million Four Hundred Fifty-Nine Thousand, Eight Hundred Twenty-Nine Dollars ($1,459,829) within thirty days following Landlord’s receipt of Tenant’s written request therefor representing the sum of the following tenant improvement allowances payable to Tenant in connection with improvement and refurbishment work completed by Tenant in the Premises prior to the date of this Amendment:

(1)	The tenant improvement allowance in the amount of $1,116,710 applicable to the 10th and 11th floors pursuant to Section 6.2 (a) of the Master Lease (equal to $26.15 multiplied by 42,704 Square Feet);

(2)	The tenant improvement allowance in the amount of $96,999 pursuant to Section 6.2(c) of the Master Lease with respect to 11,279 Square Feet on the 8th floor of the Building (equal to $26.15 multiplied by 11,279 Square Feet multiplied by 24/73); and

(3)	The tenant refurbishment allowance in the amount of $246,120 applicable to the 12th floor pursuant to Article 40 of the 12th Floor Lease (equal to $12.00 multiplied by 20,510 Square Feet).

(b) Future Refurbishment Allowance. With respect to Section 6.4 of the Master Lease, the parties agree that Tenant shall be entitled to receive a Refurbishment Allowance (as such term is defined in Section 6.4 of the Master Lease) on January 1, 2009 with respect to the 12th floor if Tenant has exercised its first Renewal Option. Exhibit I to the Master Lease is hereby deleted, and Exhibit I attached hereto is hereby substituted into the Master Lease in its place. The parties acknowledge and agree that the only changes on the attached revised Exhibit I from the original Exhibit I attached to the Master Lease are the inclusion of the Floor 12

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column and the allowance of $259,452 payable on January 1, 2009 with respect to the 12th floor. The amounts of the foregoing Refurbishment Allowance applicable to the 12th floor shall be determined by reference to Section 6.4 of the Master Lease and the revised Exhibit I attached hereto.

5. Eighth Floor. Tenant agrees that it shall notify Landlord in writing no later than March 31, 1999 (the “Notification Date”) whether Tenant: (i) shall vacate the 8th floor premises no later than the date set forth in such notice, which date shall not be earlier than December 31,1999 and shall be prior to December 31, 2007; or (ii) desires to include the 8th floor premises as part of the Premises under the Master Lease.

(a) Vacation No Earlier than December 31,1999. If Tenant notifies Landlord on or prior to the Notification Date that it desires to occupy the 8th floor premises until a date set forth in such notice (the “Termination Date”) which shall not be earlier than December 31, 1999 and shall be prior to December 31, 2007, then the parties shall negotiate in good faith regarding the terms and conditions, including Basic Rent and tenant improvement allowance, applicable to such occupancy by Tenant until the Termination Date and shall set forth their understanding in a written instrument signed by each party no later than April 30, 1999.

(b) Inclusion into Master Lease. If Tenant notifies Landlord on or prior to the Notification Date that it desires to include the 8th floor premises as part of the Premises under the Master Lease, then the parties shall prepare, execute and deliver a further amendment to the Master Lease in which the parties shall agree that such space shall become part of the Premises under the Master Lease at an annual rental rate per Square Foot equal to the Square Foot annual rental rates set forth in Section 3 of this Agreement. Such amendment shall provide that the new rental rate shall become effective as of January 1, 1999, and any amounts owed by Landlord to Tenant as a result of Basic Rent payments made by Tenant to Landlord for periods subsequent to January 1, 1999 at the existing Basic Rent rate under the Master Lease shall be credited to Tenant against the next payment of Basic Rent due under the Master Lease following the execution and delivery by the parties of the further amendment to the Master Lease.

6. Applicable Law. The laws of the Commonwealth of Pennsylvania shall govern the validity, performance and enforcement of this Amendment. The invalidity or unenforceability of any provision of this Amendment shall not affect or impair any other provision.

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7. Interpretation. In the event of any conflict between the provisions of the Master Lease and the provisions of this Amendment, the provisions of this Amendment shall control. As amended hereby, all of the terms, covenants and conditions of the Master Lease as heretofore in effect shall remain in full force and effect after the date hereof and are hereby ratified and confirmed in all respects.

8. Execution. This Amendment may be signed in counterparts, each of which shall be deemed an original, but all of which shall be deemed but one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.

ATTEST:		FEDERATED INVESTORS, INC.

By:	/s/ Maroon L. DeVito	By:	/s/ Denis McAuley III

Its:	Vice President	Its:	Vice President

LIBERTY CENTER VENTURE

		By:	New Liberty Center Partnership, General Partner

			By:	F. C. Liberty, Inc., General Partner

				By:	/s/ R. H. Marques

				Its:	Vice President

5

SECOND AMENDMENT TO AGREEMENT OF LEASE FOR

PREMISES IN THE FEDERATED INVESTORS TOWER A

THIS SECOND AMENDMENT TO AGREEMENT OF LEASE FOR PREMISES IN THE FEDERATED INVESTORS TOWER is made and entered into as of the 19th day of September, 1996, by and between:

LIBERTY CENTER VENTURE, a Pennsylvania General Partnership (“Landlord”);

AND

FEDERATED INVESTORS, INC. (“Tenant”).

WHEREAS, Landlord and Tenant entered into an Agreement of Lease for Premises in The Federated Investors Tower (the “Lease”) dated as of the 1st day of January, 1993; and

WHEREAS, Landlord and Tenant executed a First Amendment to Agreement of Lease for Premises in The Federated Investors Tower (the “First Amendment”) dated as of the 2nd day of November, 1995; and

WHEREAS, Landlord and Tenant now wish to further amend the Lease under the following terms and conditions;

NOW THEREFORE, Landlord and Tenant, in consideration of the mutual covenants herein contained and intending to be legally bound, agree as follows:

I Term. Notwithstanding anything contained in the Lease and in the First Amendment, Landlord and Tenant agree that the Term of the Lease for the Reduction Space, as that term is defined in the First Amendment, shall end on December 31, 1998, except as hereinafter stated.

II Option to Extend Term. Tenant shall have an option, exercisable by notice in writing to Landlord on or before December 31, 1997, to extend the Term of the Lease for the Reduction Space, so that the said Term will end on December 31, 1999.

III Access to Premises. Article 10 of the Lease is hereby amended so as to grant to Landlord the right of access to the

2

Premises for the purpose of showing the Premises to prospective tenants at any time after execution hereof, without being limited to such access during the final twelve (12) months of the Lease Term.

IV Republication of Lease and First Amendment. All terms and conditions of the Lease and the First Amendment not inconsistent herewith shall remain in full force and effect.

IN WITNESS WHEREOF, this instrument has been duly executed by the parties hereto as of the date first above written.

TENANT:	FEDERATED INVESTORS, INC.

	By:	/s/ John W. McGonigle

Its:

ATTEST:

	By:	/s/ John H. Cummings, Jr.

	Its:	Operations and Special Projects Manager

LANDLORD:	LIBERTY CENTER VENTURE

	By:	New Liberty Center Partnership, General Partner

	By:	F. C. Liberty, Inc., General Partner

		By:	/s/ R. H. Marques

	Its:	V. P. Fin. & Admin.

Title

3

SECOND AMENDMENT TO AGREEMENT OF LEASE FOR

PREMISES IN THE FEDERATED INVESTORS TOWER B

THIS SECOND AMENDMENT TO AGREEMENT OF LEASE FOR PREMISES IN THE FEDERATED INVESTORS TOWER is made and entered into as of the 19th day of September, 1996, by and between:

LIBERTY CENTER VENTURE, a Pennsylvania General Partnership (“Landlord”);

AND

FEDERATED INVESTORS, INC. (“Tenant”).

WHEREAS, Landlord and Tenant entered into a certain Agreement of Lease (the “Lease”) for Premises in The Federated Investors Tower (the “Building”) dated as of the 1st day of January, 1993; and

WHEREAS, in the Lease, the term “Premises” is defined as the actual space leased by Tenant from time to time under this Lease; and

WHEREAS, Landlord and Tenant have subsequently amended the Lease by First Amendment to Lease dated November 2nd, 1995; and

WHEREAS, pursuant to previous documentation superceded by the Lease, Landlord is leasing to Tenant certain premises (the “Additional Premises”) consisting of 2,380 rentable square feet located on the seventh (7th) floor of the Building; and

WHEREAS, Landlord and Tenant now wish to further amend the Lease.

NOW THEREFORE, Landlord and Tenant, in consideration of the mutual covenants herein contained and intending to be legally bound, agree as follows:

I. Renewal Term. The Term of the Lease for the Additional Premises is hereby extended for an additional three (3) years (the “Renewal Term”) and shall terminate on December 31, 1999, unless sooner terminated as otherwise provided in the Lease, as amended.

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II. Basic Rent. The Basic Rent for the Renewal Term from January 1, 1997 to December 31, 1999 shall be EIGHTEEN DOLLARS AND NO CENTS ($18.00) per square foot of rentable area or FORTY TWO THOUSAND EIGHT HUNDRED FORTY AND NO ONE HUNDREDTHS DOLLARS ($42,840.00) per year, payable in equal monthly installments of THREE THOUSAND FIVE HUNDRED SEVENTY AND NO ONE HUNDREDTHS DOLLARS ($3,570.00) per month.

III. Option to Renew. Tenant shall have the right to renew the Lease for the Additional Premises for an additional renewal term of five (5) years commencing on January 1, 2000, by giving Landlord written notice to such effect by January 1, 1999, provided that the Lease, as amended, is in full force and effect and Tenant is not in default thereunder both at the time of giving such notice and as of the commencement of the new renewal term. In the event that the option to renew described herein is exercised, the Basic Rent for the additional renewal term shall be an amount per square foot equal to the amount per square foot then prevailing under the Lease.

IV. As is; No Construction Improvements. Tenant shall lease the Additional Premises in an “as is” condition and Landlord shall not be required to construct any improvements for Tenant during the Renewal Term or during any additional renewal term.

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V. Base Year. For purposes of any and all calculations which are made with reference to “Base Year”, the Base Year shall continue to be the year 1993.

VII. Republication of Lease. All terms and conditions of the Lease, as amended, not inconsistent herewith shall remain in full force and effect through and during the Renewal Term and shall be applicable to the Additional Premises as if the Additional Premises were specifically listed in Exhibit Al of the Lease.

IN WITNESS WHEREOF, this instrument has been duly executed by the parties hereto as of the date first above written.

TENANT:	FEDERATED INVESTORS, INC.

	By:	/s/ John W. McGonigle

Its:

ATTEST:

	By:	/s/ John H. Cummings, Jr.

	Its:	Operations and Special Projects Manager

LANDLORD:	LIBERTY CENTER VENTURE

	By:	New Liberty Center Partnership, General Partner

	By:	F. C. Liberty, Inc., General Partner

		By:	/s/ R. H. Marques

	Its:	V. P. Fin. & Admin.

Title

4